Exhibit 99.1

DBGI Announces Debt-For-Equity Exchange with Its Senior Lender

Austin, TX-- Digital Brands Group, Inc. (“DBG”) (Nasdaq: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announced that the Company has entered into a debt-for-equity exchange agreement with its senior lender, Black Oak Capital, to repay and retire approximately $6.25 million in principal debt of the Company.

“This debt exchange puts DBG’s balance sheet in a strong position to pursue acquisitions and growth. We are excited to be a shareholder and believe this creates meaningful short and long-term shareholder value,” said Kurt Hanson, Partner and Managing Director of Black Oak Capital.

Under the agreement, investors agree that in no event will Investors in the aggregate convert in any calendar month more than the greater of (i) $500,000 of Shares (measure by the number of shares of common stock underlying the Shares to be converted multiplied by the then conversion price per Share) or (ii) Shares which underlying shares of common stock comprises more than 10% of the aggregate trading volume of the Company’s common stock as reported by Nasdaq.

“We are excited to have Black Oak Capital as a long-term shareholder. This debt exchange significantly benefits our balance sheet and will allow for growth and acquisition opportunities that were not previously possible,” said Hil Davis, CEO of Digital Brands Group.

Under the agreement, the Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock, which Series A Preferred Stock shall be convertible into shares of Common Stock. Please refer to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission to review the details and specifics of the agreement.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements, including the Company’s ability to regain and/or maintain compliance with the applicable continued listing requirements for The Nasdaq Capital Market or otherwise achieve any milestones included in its plan of compliance with Nasdaq, are based on information currently available to DBG and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning DBG’s business are described in detail in DBG’s Annual Report on Form 10-K for the year ended December 31, 2021, and DBG’s other Periodic and Current Reports filed with the Securities and Exchange Commission.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co
Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co